Exhibit 99.1

Coty Inc. Reports Third Quarter Fiscal 2014 Results

Net Revenues Return to Growth
Strong Momentum in Emerging Markets
Adjusted EPS +29% to $0.22 Driven by Tax Benefits

NEW YORK – May 14, 2014 -- Coty Inc. (NYSE: COTY) today announced financial results for the fiscal third quarter ended March 31, 2014.

Results at a glance	Three Months Ended March 31, 2014			Nine Months Ended March 31, 2014
		Change			Change
		Reported	Constant		Reported	Constant
(in millions, except per share data)		Basis	Currency		Basis	Currency
Net revenues	$1,008.7	1%	1%	$3,510.1	(2%)	(2%)
- Like-for-like*	2%			(2%)
Operating (loss) income - reported	(272.0)	<(100%)		37.1	(91%)
Operating income - adjusted*	81.4	(22%)	(20%)	450.8	(15%)	(14%)
Net (loss) income - reported	(253.3)	<(100%)		(77.3)	<(100%)
Net income - adjusted*	86.7	27%		306.3	(2%)
EPS (diluted) - reported	$(0.66)	<(100%)		$(0.20)	<(100%)
EPS (diluted) - adjusted*	$0.22	29%		$0.78	(1%)

* These measures are Non-GAAP Financial Measures. Refer to “Basis of Presentation and Exceptional Items” and “Non-GAAP Financial Measures” for discussion of these measures. Reconciliations from reported to adjusted results can be found at the end of this release.

Third Quarter Fiscal 2014 Summary

•	Net revenues of $1,008.7 million increased 2% like-for-like and 1% as reported relative to the prior-year period
•	Adjusted operating income of $81.4 million decreased from $103.7 million in the prior-year period
•	Adjusted net income of $86.7 million increased from $68.4 million in the prior-year period, driven by an increase in one-time tax benefits of $14.3 million
•	Adjusted diluted EPS increased to $0.22 from $0.17 in the prior-year period
•	Net cash used by operating activities totaled $4.2 million compared to net cash provided of $70.2 million in the prior-year period, excluding prior-period cash used for private company stock option exercises
•	The Company recorded a non-cash asset impairment charge of $316.9 million in the Skin & Body Care segment

First Nine Months Fiscal 2014 Summary

•	Net revenues of $3,510.1 million decreased 2% like-for-like and as reported relative to the prior-year period
•	Adjusted operating income of $450.8 million decreased from $527.4 million in the prior-year period
•	Adjusted net income of $306.3 million decreased from $313.3 million in the prior-year period, including $38.1 million in tax benefits in the current-year period
•	Adjusted diluted EPS decreased to $0.78 from $0.79 in the prior-year period
•	Net cash provided by operating activities increased by $38.9 million to $443.1 million from $404.2 million in the prior-year period, excluding cash used for private company stock option exercises

Commenting on the Company’s performance, Michele Scannavini, CEO of Coty Inc., said, “Coty returned to revenues growth in the 3rd quarter. The majority of our power brands showed positive development thanks to a competitive innovation program, and growth in the emerging markets accelerated to 15%. Both prove our strategic focus on these brands and geographies is starting to bear fruit. While market conditions remain challenging in some product segments in parts of the world, we are sticking to our current strategy and targeting for continued growth for the remainder of the calendar year while working to significantly improve the cost profile of the business.”

Page 1 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

Basis of Presentation and Exceptional Items

The term “like-for-like” describes the performance of the business on a comparable basis, excluding material acquisitions, all divestitures, discontinued operations and foreign currency exchange translations to the extent applicable. “Like-for-like” does not exclude net revenues from joint venture consolidations and conversion from third-party to direct distribution. The term “adjusted” excludes the impact of non-recurring items, private company share-based compensation expense, impairment charges and restructuring costs to the extent applicable. Refer to “Non-GAAP Financial Measures” for a definition of free cash flow.

Net revenues are reported by segment and geographic region and are discussed below on a like-for-like basis. Operating income is reported by segment. All changes in margin percentage are described in basis points rounded to the nearest tenth of a percent.

Net revenues and adjusted operating income are presented on an actual and a constant currency basis. Operating income, net income and earnings per diluted share (EPS (diluted)) are presented on a reported (GAAP) basis and an adjusted (non-GAAP) basis. Selling, general and administrative expense (SG&A), effective tax rate, cash tax rate, gross margin and operating income margin are presented on an adjusted (non-GAAP) basis. Net revenues on a constant currency basis and like-for-like, adjusted operating income on a constant currency basis, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted cash tax rate, adjusted net income, adjusted gross margin, adjusted EPS (diluted), adjusted SG&A and free cash flow are non-GAAP financial measures. A reconciliation between GAAP and non-GAAP results can be found in the tables and footnotes at the end of this release.

Third Quarter Fiscal 2014 Summary Operating Review

Net revenues of $1,008.7 million increased 2% like-for-like and increased 1% as reported from the prior-year period. By segment, Fragrances grew 6%, supported by growth in 4 out of Coty’s 5 Fragrances power brands: Calvin Klein, Davidoff, Marc Jacobs, and Playboy. Skin & Body Care increased 8%, as philosophy continued its growth momentum, adidas benefitted from its traction in the emerging markets, and Lancaster saw strong growth particularly in the sun category. Color Cosmetics’ 6% decline reflected continued pressure on the nail category in the U.S., partially offset by strong Rimmel performance. By geographic region, the growth was driven by EMEA and Asia Pacific, partially offset by continued challenges in the overall U.S. market. EMEA net revenues increased 8% in the quarter, supported by strong results in the U.K., Southern Europe, Eastern Europe, South Africa, and the Middle East. Asia Pacific revenues grew 19%, with strong momentum in Australia and Southeast Asia. Emerging markets had very strong 15% growth, aided by the company’s new joint ventures and subsidiaries in Southeast Asia, South Africa, and the Middle East. Net revenue growth was helped by favorable comparison due to cancelled and unshipped orders in the prestige distribution channel in the prior-year period, following the transition to a new third-party logistics provider in Europe.

Adjusted gross margin decreased to 61.6% compared to 61.7% in the prior-year period. This marginal decline primarily reflected the negative impact of higher customer discounts and allowances and the negative impact from foreign currency exchange transactions, almost fully compensated by continuous supply chain savings.

Adjusted SG&A expense as a percentage of net revenues increased to 51.4% from 49.0% in the prior-year period. This reflected higher advertising and consumer promotion spending in support of the brands, increased variable compensation expense, and accelerated investments to build capabilities in emerging markets, partially offset by discretionary cost reductions in the developed markets.

Operating income decreased to an operating loss of $(272.0) million from an operating income of $30.1 million in the prior-year period. The decline in operating income was driven by a $316.9 million non-cash asset impairment charge.

Page 2 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

Coty determined that the actions taken by the Company to revamp the TJoy business in the China mass channel have not improved the actual and projected cash flows in the business. As such, the Company has recorded a non-cash asset impairment charge of $316.9 million in the Skin & Body Care segment. On a prospective basis, this action will result in approximately $8.3 million of annual amortization savings, which should benefit the ongoing profitability of the Skin & Body Care segment. The Company is actively evaluating a number of options for its mass channel business in China, with the objective of further improving profitability in the region and in the Skin & Body Care segment.

Adjusted operating income decreased 22% to $81.4 million at actual rates, from $103.7 million in the prior-year period. As a percentage of net revenues, adjusted operating income margin decreased 230 basis points to 8.1% from 10.4%, primarily driven by increased adjusted SG&A expense in part reflecting higher investment behind the brands.

Adjusted effective tax rate was (40.9%) compared to 6.9% in the prior-year period. The tax benefit in the quarter was a recognition of certain tax benefits upon settlement of certain foreign audits totaling $38.1 million compared to a one-time tax benefit of $23.8 million in the prior-year period related to the extension of 954(c)(6), resulting in a $14.3 million increase in one-time tax benefits. The adjusted cash tax rate for the nine months ending March 31, 2014 was 14.8%.

Net income decreased to a net income loss of $(253.3) million from net income of $20.4 million in the prior-year period. This decrease primarily reflected lower operating income as a result of the asset impairment, partially offset by lower interest expense and the income tax benefit during the quarter.

Adjusted net income increased to $86.7 million from $68.4 million in the prior-year period. This increase primarily reflected higher net revenues in the period and the income tax benefit, partially offset by lower adjusted operating income margin. As a percentage of net revenues, adjusted net income margin increased 170 basis points to 8.6% from 6.9%.

Cash Flows

•	Net cash used by operating activities totaled $4.2 million compared to cash provided of $70.2 million in the prior-year period, excluding cash used for private company stock option exercises. The modest operating cash use in the quarter was primarily a result of working capital changes in accounts receivable, inventory, and the funding of emerging markets.
•	Net debt decreased by $111.9 million to $1,597.9 million from $1,709.8 million at June 30, 2013.
•	Free cash flow in the quarter was ($82.8) million, resulting in year-to-date free cash flow of $247.9 million, $27.2 million above the prior-year period, fueled by strong improvement in net working capital.

Third Quarter Fiscal 2014 Business Review by Segment

	Three Months Ended March 31, 2014
						Adjusted
			Change			Operating		Change
	Net Revenues		Reported	Constant		Income (Loss)		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like	2014	2013	Basis	Currency

Fragrances	$508.1	$487.0	4%	4%	6%	$54.3	$55.5	(2%)	(1%)
Color Cosmetics	344.9	366.7	(6%)	(6%)	(6%)	36.7	50.4	(27%)	(27%)
Skin & Body Care	155.7	144.0	8%	8%	8%	(9.6)	(2.2)	<(100%)	<(100%)
Total	$1,008.7	$997.7	1%	1%	2%	$81.4	$103.7	(22%)	(20%)

Fragrances

•	Revenue growth was generated by power brands Calvin Klein, Davidoff, Marc Jacobs, and Playboy, as well as some of the Company’s regional brands.

Page 3 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

•	Adjusted operating income for Fragrances decreased 2% to $54.3 million from $55.5 million in the prior-year period, resulting in 10.7% adjusted operating income margin, a decline of 70 basis points versus the prior year.

Color Cosmetics

•	Net revenues declined primarily due to pressure on Sally Hansen as a result of continued weakness in the U.S. nail category, unfavorable comparisons versus the sizeable sell-in of the successful gel technology launch in the prior-year period, and market share decline in the U.S.
•	Rimmel continued to grow at a fast pace, gaining market share in Europe and the U.S. supported by a strong innovation pipeline, and gaining traction in the emerging markets.
•	Adjusted operating income for Color Cosmetics decreased to $36.7 million from $50.4 million in the prior-year period, resulting in 10.6% adjusted operating income margin, a decline of 310 basis points compared to the prior-year period.

Skin & Body Care

•	Skin & Body Care net revenues increased by 8% on a like-for-like basis, with growth across all key brands, including philosophy, adidas, and Lancaster.
•	philosophy recorded strong growth for the fourth consecutive quarter. The brand experienced growth across its three key distribution channels, including retail, QVC, and e-commerce supported by higher demand for new launches and existing core franchises. Positive progress in international expansion also fueled the brand strength.
•	adidas returned to growth in the quarter, fueled by momentum in the emerging markets, including China, Brazil, the Middle East, South Africa, and Southeast Asia.
•	TJoy continued to struggle during the quarter, in spite of the launch of a new ginseng product line, Hydractive, in December 2013, and the reorganization of the management team and distribution network.
•	Adjusted operating loss for Skin & Body Care was ($9.6) million compared to ($2.2) million in the prior-year period, primarily as a result of ramped up advertising & promotion spending in support of the segment’s expansion and growth. Fiscal year-to-date, adjusted operating loss for the segment was ($7.0) million. Net of TJoy, the Skin & Body Care segment would have been profitable. The action taken with the non-cash impairment charge in the Skin & Body Care segment is expected to benefit the segment’s prospective profitability by $8.3 million annually through reduced amortization expenses.

Third Quarter Fiscal 2014 Business Review by Geographic Region

	Three Months Ended March 31, 2014
			Change
	Net Revenues		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like

Americas	$382.2	$431.3	(11%)	(10%)	(9%)
EMEA	499.9	454.9	10%	7%	8%
Asia Pacific	126.6	111.5	14%	19%	19%
Total	$1,008.7	$997.7	1%	1%	2%

Americas

•	The net revenues decrease reflected the decline in the U.S., driven by weakness in the mass color cosmetics and overall fragrance markets, with particular pressure in the nail category and Sally Hansen brand.

Page 4 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

•	Emerging markets in the region experienced strong net revenues growth, driven by Argentina and Brazil, and Travel Retail.

Europe, Middle East & Africa

•	Growth in the region was driven by good performance in developed markets such as the U.K. and Southern Europe, as well as emerging markets, including the Middle East, South Africa, and Eastern Europe.
•	Key brands positively contributing to the performance in the region included Calvin Klein, Davidoff, Rimmel, and Lancaster.

Asia Pacific

•	The net revenues growth was driven by a solid increase in Australia, Southeast Asia, China, and Travel Retail.
•	Calvin Klein and adidas brands were among the key drivers for the growth in the region.

Outlook for Fiscal 2014 Fourth Quarter and Fiscal 2015

While market conditions remain challenging, particularly in the mass channel in North America, Coty is targeting to keep growth momentum for the remainder of the calendar year. While the Company expects the fiscal 2014 fourth quarter to be overall flat due to comparison with a strong quarter in the prior-year period, Coty is targeting growth acceleration in the first half of fiscal year 2015 supported by a powerful innovation plan on its Power brands and further development in the emerging markets.

Other noteworthy Company developments:

•	On February 19th, Coty and Avon Products Inc. signed a letter of intent regarding a distribution agreement where Avon Brazil would market and sell select Coty celebrity and lifestyle fragrances and their ancillaries through Avon’s 1.5 million independent Sales Representatives in Brazil. This morning the companies completed a formal agreement, with Coty products anticipated to be included in Avon’s Brazil catalogs in time for the calendar 2014 holiday season
•	Coty advanced its SAP Rollout Program with the April 1st launch of SAP in the Company’s largest manufacturing plant, located in Sanford, North Carolina. The system and process ramp-up period is underway. Coty expects to exit fiscal year 2014 with over 70% SAP global coverage in both commercial and manufacturing.
•	During the third quarter, Coty repurchased approximately 4.5 million shares of its Class A Common Stock for approximately $67.6 million under the Company’s $200 million share repurchase program announced on February 14, 2014.

Conference Call

Coty Inc. will host a conference call at 9:30 a.m. (ET) today, May 14, 2014 to discuss its results. The dial-in number for the call is 800-299-8538 in the U.S. or 617-786-2902 internationally (conference passcode number: 92650694). The call will also be webcast live at http://investors.coty.com. The conference call will be available for replay. The replay dial-in number is 888-286-8010 in the U.S. or 617-801-6888 internationally (conference passcode number: 96621186).

About Coty Inc.

Coty is a leading global beauty company with net revenues of $4.6 billion for the fiscal year ended June 30, 2013. Founded in Paris in 1904, Coty is a pure play beauty company with a portfolio of well-known fragrances, color cosmetics and skin & body care products sold in over 130 countries and territories.

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Coty’s product offerings include such power brands as adidas, Calvin Klein, Chloé, Davidoff, Marc Jacobs, OPI, philosophy, Playboy, Rimmel and Sally Hansen.

For additional information about Coty Inc., please visit www.coty.com.

Forward Looking Statements

Certain statements in this release are forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to, among other things, its future operations and financial performance; new brand and business partnerships; expected growth; its ability to support its planned business operation on a near- and long-term basis and its outlook for fiscal 2014’s fourth quarter and fiscal 2015. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should,” “outlook,” “continue,” “target,” “aim” and similar words or phrases. Reported results should not be considered an indication of future performance, and actual results may differ materially from the results predicted due to risks and uncertainties including:

•	the Company’s ability to achieve our global business strategy and compete effectively in the beauty industry;
•	the Company’s ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly;
•	the Company’s ability to identify suitable acquisition targets and managerial, integration, operational and financial risks associated with those acquisitions;
•	risks related to the Company’s international operations, including reputational, regulatory, economic and foreign political risks such as the political instability in Russia and Ukraine;
•	dependence on certain licenses, entities performing outsourced functions and third-party suppliers;
•	the Company and its brand partners’ and licensors’ ability to obtain, maintain and protect the intellectual property rights used in its products and its abilities to protect their respective reputations;
•	the ability and willingness of the Company’s business partners to deliver under the Company’s agreements with them;
•	administrative, development or other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts;
•	impairments to the Company’s goodwill and other assets;
•	global political and/or economic uncertainties or disruptions, including a general economic downturn, the debt crisis and economic environment in Europe, a sudden disruption in business conditions affecting consumer purchases of the Company’s products, volatility in the financial markets and fluctuations in currency exchange rates;
•	the Company’s ability to manage seasonal variability;
•	consolidation among retailers, shifts in consumers’ preferred distribution channels, and other changes in the retail environment in which we sell our products;
•	disruptions in operations;
•	increasing dependency on information technology and the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches;
•	changes in laws, regulations and policies that affect the Company’s business or products;
•	market acceptance of new product introductions; and
•	the illegal distribution and sale by third parties of counterfeit versions of the Company’s products;

More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year

Page 6 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

ended June 30, 2013 and other periodic reports the Company may file with the Securities and Exchange Commission from time to time.

The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

For more information:

Investor Relations
Kevin Monaco, 212-389-6815, Senior Vice President, Treasurer and Investor Relations

Media
Catherine Walsh, 212-389-7346, Senior Vice President, Corporate Communications

Page 7 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

Non-GAAP Financial Measures

The company operates on a global basis, with the majority of net revenues generated outside of the U.S. Accordingly, fluctuations in foreign currency exchange rates can affect results of operations. Therefore, to supplement financial results presented in accordance with GAAP, certain financial information is presented excluding the impact of foreign currency exchange translations to provide a framework for assessing how the underlying businesses performed excluding the impact of foreign currency exchange translations (“constant currency”). Constant currency information compares results between periods as if exchange rates had remained constant period-over-period, with the current period’s results calculated at the prior-year period’s rates. The Company calculates constant currency information by translating current and prior-period results for entities reporting in currencies other than U.S. dollars into U.S. dollars using constant foreign currency exchange rates. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. The constant currency information presented may not be comparable to similarly titled measures reported by other companies. The Company discloses the following constant currency financial measures: net revenues and adjusted operating income.

The Company presents growth on a like-for-like basis. The Company believes that like-for-like growth better enables management and investors to analyze and compare our organic growth from period to period. In the periods described in this release, like-for-like growth excludes the impact of foreign currency exchange translations, the divestiture of one of our licenses and the expiration of a certain North American service agreement that was not renewed and does not exclude revenues from the acquisition of a third-party distributor. For reconciliation of our net revenues like-for-like growth, see the table entitled “Reconciliation of Reported Net revenues to Like-For-Like Net Revenues.” For a reconciliation of our like-for-like growth by segment and geographic region, see the tables entitled “Net Revenues and Adjusted Operating Income by Segment” and “Net Revenues by Geographic Regions.”

The Company presents SG&A, operating income, operating income margin, gross margin, effective tax rate, cash tax rate, net income and EPS (diluted) on a non-GAAP basis and specifies that these measures are non-GAAP by using the term “adjusted”. The Company believes these non-GAAP financial measures better enable management and investors to analyze and compare the underlying business results from period to period. In calculating adjusted SG&A expense, operating income, operating income margin, gross margin, effective tax rate, cash tax rate, net income and EPS (diluted), the Company excludes the impact of nonrecurring items, private company share-based compensation expense, impairment charges and restructuring costs, to the extent applicable. The Company has provided a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP. For a reconciliation of adjusted SG&A expense to SG&A expense, adjusted gross margin to gross margin and adjusted EPS (diluted) to EPS (diluted), see the table entitled “Reconciliation of Reported to Adjusted Results for the Consolidated Statements of Operation.” For a reconciliation of adjusted operating income to operating income and adjusted operating income margin to operating income margin, see the table entitled “Reconciliation of Reported Operating Income to Adjusted Operating Income.” For a reconciliation of adjusted effective tax rate and adjusted cash tax rate to effective tax rate, see the table entitled “Reconciliation of Reported Income Before Income Taxes and Effective Tax Rates to Adjusted Income Before Income Taxes, Effective Taxes and Cash Tax Rate.” For a reconciliation of adjusted net income to net income, see the table entitled “Reconciliation of Reported Net Income to Adjusted Net Income.”

The Company also presents free cash flow. Free cash flow is defined as net cash provided by operating activities, less capital expenditures and the contingent purchase price consideration payments of up to $30.0 per year related to the Unilever Cosmetics International acquisition. Free cash flow excludes cash used for private company stock option exercises and cash used for acquisitions. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations, and provides them with the same measures that management uses as the basis for making resource

Page 8 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

allocation decisions. For a reconciliation of Free Cash Flow, see the table entitled “reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow”.

These non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

- Tables Follow -

Page 9 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

COTY INC.
SUPPLEMENTAL SCHEDULES INCLUDING RECONCILIATION OF NON-GAAP FINANCIAL
MEASURES

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS FOR THE CONSOLIDATED STATEMENTS OF OPERATIONS

These supplemental schedules provide adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	Three Months Ended March 31, 2014
					Adjusted
				Foreign	Results at
	Reported		Adjusted	Currency	Constant
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)	Translation	Currency

Net revenues	$1,008.7	$0.0	$1,008.7	$1.2	$1,009.9
Cost of sales	395.6	8.2	387.4	2.3	389.7
Gross Profit	613.1	(8.2)	621.3	(1.1)	620.2
Gross Margin	60.8%		61.6%		61.4%
Selling, general and administrative expenses	543.2	24.4	518.8	(2.3)	516.5
as % of Net revenues	53.8%		51.4%		51.1%
Amortization expense	21.1	0.0	21.1	(0.1)	21.0
Restructuring costs	3.9	3.9	0.0	0.0	0.0
Asset impairment charges	316.9	316.9	0.0	0.0	0.0
Operating (loss) income	(272.0)	353.4	81.4	$1.3	$82.7
as % of Net revenues	(27.0%)		8.1%		8.2%
Interest expense, net	17.3	0.0	17.3
Other income, net	(2.1)	0.0	(2.1)
(Loss) income before income taxes	(287.2)	353.4	66.2
(Benefit) provision for income taxes	(40.5)	(13.4)	(27.1)
Net (loss) income	(246.7)	340.0	93.3
Net income attributable to noncontrolling interests	3.4	0.0	3.4
Net income attributable to redeemable noncontrolling interests	3.2	0.0	3.2
Net (loss) income attributable to Coty Inc.	$(253.3)	$340.0	$86.7
as % of Net revenues	(25.1%)		8.6%

EPS (diluted)	$(0.66)		$0.22

	Three Months Ended March 31, 2013
	Reported		Adjusted
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)

Net revenues	$997.7	$0.0	$997.7
Cost of sales	382.6	0.0	382.6
Gross Profit	615.1	0.0	615.1
Gross Margin	61.7%		61.7%
Selling, general and administrative expenses	560.1	70.9	489.2
as % of Net revenues	56.2%		49.0%
Amortization expense	22.2	0.0	22.2
Restructuring costs	2.7	2.7	0.0
Operating income	30.1	73.6	103.7
as % of Net revenues	3.0%		10.4%
Interest expense, net	20.2	0.0	20.2
Other income, net	(0.2)	0.0	(0.2)
Income before income taxes	10.1	73.6	83.7
(Benefit) provision for income taxes	(19.8)	(25.6)	5.8
Net income	29.9	48.0	77.9
Net income attributable to noncontrolling interests	3.8	0.0	3.8
Net income attributable to redeemable noncontrolling interests	5.7	0.0	5.7
Net income attributable to Coty Inc.	$20.4	$48.0	$68.4
as % of Net revenues	2.0%		6.9%

EPS (diluted)	$0.05		$0.17

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income” and “Reconciliation of Reported Net Income to Adjusted Net Income” for a detailed description of adjusted items.

Page 10 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

	Nine Months Ended March 31, 2014
					Adjusted
				Foreign	Results at
	Reported		Adjusted	Currency	Constant
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)	Translation	Currency

Net revenues	$3,510.1	$0.0	$3,510.1	$(5.2)	$3,504.9
Cost of sales	1,416.9	10.5	1,406.4	3.1	1,409.5
Gross Profit	2,093.2	(10.5)	2,103.7	(8.3)	2,095.4
Gross Margin	59.6%		59.9%		59.8%
Selling, general and administrative expenses	1,662.6	76.1	1,586.5	(11.3)	1,575.2
as % of Net revenues	47.4%		45.2%		44.9%
Amortization expense	66.4	0.0	66.4	(0.7)	65.7
Restructuring costs	10.2	10.2	0.0	0.0	0.0
Asset impairment charges	316.9	316.9	0.0	0.0	0.0
Operating income	37.1	413.7	450.8	$3.7	$454.5
as % of Net revenues	1.1%		12.8%		13.0%
Interest expense, net	51.4	0.0	51.4
Other income, net	(2.3)	0.0	(2.3)
(Loss) income before income taxes	(12.0)	413.7	401.7
(Benefit) provision for income taxes	39.4	(30.1)	69.5
Net (loss) income	(51.4)	383.6	332.2
Net income attributable to noncontrolling interests	14.5	0.0	14.5
Net income attributable to redeemable noncontrolling interests	11.4	0.0	11.4
Net (loss) income attributable to Coty Inc.	$(77.3)	$383.6	$306.3
as % of Net revenues	(2.2%)		8.7%

EPS (diluted)	$(0.20)		$0.78

	Nine Months Ended March 31, 2013
	Reported		Adjusted
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)

Net revenues	$3,590.3	$0.0	$3,590.3
Cost of sales	1,421.9	0.0	1,421.9
Gross Profit	2,168.4	0.0	2,168.4
Gross Margin	60.4%		60.4%
Selling, general and administrative expenses	1,698.4	123.8	1,574.6
as % of Net revenues	47.3%		43.9%
Amortization expense	66.4	0.0	66.4
Restructuring costs	3.1	3.1	0.0
Asset impairment charges	1.5	1.5	0.0
Gain on sale of asset	(19.3)	(19.3)	0.0
Operating income	418.3	109.1	527.4
as % of Net revenues	11.7%		14.7%
Interest expense, net	55.5	0.0	55.5
Other income, net	(0.6)	0.0	(0.6)
Income before income taxes	363.4	109.1	472.5
(Benefit) provision for income taxes	105.3	(26.1)	131.4
Net income	258.1	83.0	341.1
Net income attributable to noncontrolling interests	12.8	0.0	12.8
Net income attributable to redeemable noncontrolling interests	15.0	0.0	15.0
Net income attributable to Coty Inc.	$230.3	$83.0	$313.3
as % of Net revenues	6.4%		8.7%

EPS (diluted)	$0.58		$0.79

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income” and “Reconciliation of Reported Net Income to Adjusted Net Income” for a detailed description of adjusted items.

Page 11 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME

	Three Months Ended March 31, 2014			Nine Months Ended March 31, 2014
(in millions)	2014	2013	Change	2014	2013	Change
Reported Operating (Loss) Income	$(272.0)	$30.1	<(100%)	$37.1	$418.3	(91%)
% of Net revenues	(27.0%)	3.0%		1.1%	11.7%
Asset impairment charges (a)	316.9	—	N/A	316.9	1.5	>100%
Real estate consolidation program costs (b)	13.4	5.4	>100%	32.4	16.1	>100%
Acquisition-related costs (c)	9.3	8.8	6%	26.8	9.4	>100%
Share-based compensation expense adjustment (d)	6.5	55.1	(88%)	19.9	89.1	(78%)
Restructuring and other business realignment costs (e)	7.3	3.6	>100%	16.5	8.1	>100%
Public entity preparedness costs (f)	—	0.7	(100%)	1.2	4.2	(71%)
Gain on sale of asset (g)	—	—	N/A	—	(19.3)	100%
Total adjustments to Reported Operating Income	353.4	73.6	>100%	413.7	109.1	>100%
Adjusted Operating Income	$81.4	$103.7	(22%)	$450.8	$527.4	(15%)
% of Net revenues	8.1%	10.4%		12.8%	14.7%

(a)	Charges in the three and nine months ended March 31, 2014, reflect asset impairment charges related to goodwill, identifiable intangible assets and certain tangible assets. Charges in the nine months ended March 31, 2013 related to a loss on sale of a manufacturing facility. This amount is included in asset impairment charges in the Condensed Consolidated Statements of Operations in Corporate.

(b)	Charges related to the consolidation of real estate in New York. The Company expects to incur additional costs associated with the consolidation of real estate in New York during the remainder of fiscal 2014. The Company expects the real estate consolidation program to be completed in fiscal 2014. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.

(c)	Acquisition-related costs incurred in connection with certain completed and/or contemplated business combinations. These amounts are included in selling, general and administrative expenses and cost of sales in the Condensed Consolidated Statements of Operations in Corporate.

(d)	Following June 12, 2013, the effective date of the share-based compensation plan amendments, the share-based compensation expense adjustment represents the difference between equity plan accounting using the grant date fair value and equity plan accounting using the June 12, 2013 fair value. Prior to June 12, 2013, the share-based compensation expense adjustment represented the difference between share-based compensation expense accounted for under equity plan accounting based on grant date fair value, and under liability plan accounting. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.

(e)	Charges related to restructuring programs and other business realignment costs. These amounts are included in restructuring costs, selling, general and administrative expenses and cost of sales in the Condensed Consolidated Statements of Operations in Corporate.

(f)	Charges in the nine months ended March 31, 2014 related to a third party expense reimbursement to JAB Holdings II B.V., Berkshire Partners LLC and Rhône Capital L.L.C., and remaining miscellaneous costs associated with the Company’s initial public offering. Charges in the three and nine months ended March 31, 2013 related to consulting and legal fees associated with preparation and filing of the registration statement for the Company’s initial public offering. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.

(g)	Income in the nine months ended March 31, 2013 related to the termination of one of our licenses by mutual agreement with the original licensor. This amount is recorded in gain on sale of assets in the Condensed Consolidated Statements of Operations in Corporate.

Page 12 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

RECONCILIATION OF REPORTED INCOME BEFORE INCOME TAXES AND EFFECTIVE TAX RATES TO ADJUSTED INCOME BEFORE INCOME TAXES, EFFECTIVE TAXES AND CASH TAX RATES

	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
(in millions)	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
Reported income before income taxes	$(287.2)	(40.5)	14.1%	$10.1	(19.8)	-196.0%
Adjustments to Reported Operating Income(a)	$353.4	13.4		73.6	25.6
Adjusted Income Before Income Taxes	$66.2	$(27.1)	-40.9%	$83.7	$5.8	6.9%

	Adjusted Income Before Income Taxes	Cash Paid for Income Taxes	Cash Tax Rate	Adjusted Income Before Income Taxes	Cash Paid for Income Taxes	Cash Tax Rate
Cash Paid for Income Taxes	$66.2	$9.6	14.5%	$83.7	$24.4	29.2%

	Nine Months Ended March 31, 2014			Nine Months Ended March 31, 2013
(in millions)	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
Reported income before income taxes	$(12.0)	39.4	-328.3%	$363.4	105.3	29.0%
Adjustments to Reported Operating Income(a)	413.7	30.1		109.1	26.1
Adjusted Income Before Income Taxes	$401.7	$69.5	17.3%	$472.5	$131.4	27.8%

	Adjusted Income Before Income Taxes	Cash Paid for Income Taxes	Cash Tax Rate	Adjusted Income Before Income Taxes	Cash Paid for Income Taxes	Cash Tax Rate
Cash Paid for Income Taxes	$401.7	$59.3	14.8%	$472.5	$66.7	14.1%

(a)	See “Reconciliation of Operating Income to Adjusted Operating Income.”

Page 13 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended March 31, 2014			Nine Months Ended March 31, 2014
(in millions)	2014	2013	Change	2014	2013	Change
Reported Net (Loss) Income Attributable to Coty Inc.	$(253.3)	$20.4	<(100%)	$(77.3)	$230.3	<(100%)
% of Net revenues	(25.1%)	2.0%		(2.2%)	6.4%
Adjustments to Reported Operating (Loss) Income (a)	353.4	73.6	>100%	413.7	109.1	>100%
Change in tax provision due to adjustments to Reported Net (Loss) Income Attributable to Coty Inc.	(13.4)	(25.6)	48%	(30.1)	(26.1)	(15%)
Adjusted Net Income Attributable to Coty Inc.	$86.7	$68.4	27%	$306.3	$313.3	(2%)
% of Net revenues	8.6%	6.9%		8.7%	8.7%
Per Share Data:
Adjusted weighted-average common shares (b)
Basic	384.0	382.8		384.1	381.2
Diluted	392.0	396.7		392.9	396.7
Adjusted Net Income Attributable to Coty Inc. per Common Share (c) :
Basic	0.23	0.18		0.80	0.82
Diluted	0.22	0.17		0.78	0.79

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income.”

(b)	In the three months ended March 31, 2014 and nine months ended March 31, 2014, using the treasury stock method, the number of adjusted diluted common shares to calculate non-GAAP adjusted diluted net income per common share was 8.0 and 8.8 million higher, respectively, than the number of common shares used to calculate GAAP diluted net loss per common share, due to the potentially dilutive effect of certain securities issuable under our share-based compensation plans, which were considered anti-dilutive for calculating GAAP diluted net loss per common share. In the three months ended March 31, 2013 and the nine months ended March 31, 2013, the adjusted number of common shares used to calculate non-GAAP adjusted basic and diluted net income attributable to Coty Inc. per common share is identical to the number of common and diluted shares used to calculate GAAP net income (loss) per common share.

(c)	The current cash tax benefit associated with the amortization of goodwill and other intangible assets for OPI and Philosophy was $6.0 for the three months ended March 31, 2014 and 2013, respectively and $18.1 and $17.9 for the nine months ended March 31, 2014 and 2013, respectively. This tax benefit is not reflected in Adjusted Net Income Attributable to Coty Inc. The impact of this tax benefit per share is $0.02 for the three months ended March 31, 2014 and 2013, respectively and $0.05 for the nine months ended March 31, 2014 and 2013, respectively.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended March 31,		Nine Months Ended March 31,
(in millions)	2014	2013	2014	2013
Net cash (used in) provided by operating activities	$(4.2)	$67.3	$443.1	$362.5
Capital expenditures	(48.6)	(48.6)	(165.2)	(153.5)
Additions of goodwill	(30.0)	(30.0)	(30.0)	(30.0)
Free cash flow	$(82.8)	$(11.3)	$247.9	$179.0

Cash used for private company stock option exercises	—	2.9	—	41.7
Free cash flow excluding cash used for private company stock option exercises	$(82.8)	$(8.4)	$247.9	$220.7

Page 14 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

NET REVENUES AND ADJUSTED OPERATING INCOME BY SEGMENT

	Three Months Ended March 31, 2014
						Adjusted
			Change			Operating		Change
	Net Revenues		Reported	Constant		Income (Loss)		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like	2014	2013	Basis	Currency

Fragrances	$508.1	$487.0	4%	4%	6%	$54.3	$55.5	(2%)	(1%)
Color Cosmetics	344.9	366.7	(6%)	(6%)	(6%)	36.7	50.4	(27%)	(27%)
Skin & Body Care	155.7	144.0	8%	8%	8%	(9.6)	(2.2)	<(100%)	<(100%)
Total	$1,008.7	$997.7	1%	1%	2%	$81.4	$103.7	(22%)	(20%)

Results by Segment

	Nine Months Ended March 31, 2014
						Adjusted
			Change			Operating		Change
	Net Revenues		Reported	Constant		Income (Loss)		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like	2014	2013	Basis	Currency

Fragrances	$2,004.0	$2,000.3	—	—	1%	$350.6	$350.3	—	—
Color Cosmetics	990.6	1,083.4	(9%)	(8%)	(8%)	107.2	180.7	(41%)	(39%)
Skin & Body Care	515.5	506.6	2%	1%	1%	(7.0)	(3.6)	<(100%)	(83%)
Total	$3,510.1	$3,590.3	(2%)	(2%)	(2%)	$450.8	$527.4	(15%)	(14%)

NET REVENUES BY GEOGRAPHIC REGION

	Three Months Ended March 31, 2014
			Change
	Net Revenues		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like

Americas	$382.2	$431.3	(11%)	(10%)	(9%)
EMEA	499.9	454.9	10%	7%	8%
Asia Pacific	126.6	111.5	14%	19%	19%
Total	$1,008.7	$997.7	1%	1%	2%

Results by Geographic Region

	Nine Months Ended March 31, 2014
			Change
	Net Revenues		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like

Americas	$1,312.1	$1,485.1	(12%)	(11%)	(10%)
EMEA	1,769.6	1,690.7	5%	2%	3%
Asia Pacific	428.4	414.5	3%	8%	8%
Total	$3,510.1	$3,590.3	(2%)	(2%)	(2%)

RECONCILIATION OF REPORTED NET REVENUES TO LIKE-FOR-LIKE NET REVENUES

	Three Months Ended March 31, 2014			Nine Months Ended March 31, 2014
(in millions)	2014	2013	Change	2014	2013	Change

Reported Net Revenues	$1,008.7	$997.7	1%	$3,510.1	$3,590.3	(2%)
Net Revenues from 2013 Ceased Activities(a)	—	5.7	(100%)	2.3	21.1	(89%)
Net Revenues (excluding 2013 Ceased Activities)	$1,008.7	$992.0	2%	$3,507.8	$3,569.2	(2%)
Net Revenues at Constant Rates	$1,009.9	$997.7	1%	$3,504.9	$3,590.3	(2%)
Net Revenues at Constant Rates (excluding 2013 Ceased Activities)	$1,009.9	$992.0	2%	$3,502.6	$3,569.2	(2%)

(a)	2013 Ceased Activities in fiscal 2013 include the divestiture of one of our licenses and expiration of a certain North American service agreement that was not renewed.

Page 15 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME BY SEGMENT

	Three Months Ended March 31, 2014
					Adjusted
				Foreign	Results at
	Reported		Adjusted	Currency	Constant
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)	Translation	Currency
OPERATING (LOSS) INCOME
Fragrances	$54.3	$0.0	$54.3	$0.6	$54.9
Color Cosmetics	36.7	0.0	36.7	0.2	36.9
Skin & Body Care	(326.5)	(316.9)	(9.6)	0.5	(9.1)
Corporate	(36.5)	(36.5)	0.0	0.0	0.0
Total	$(272.0)	$(353.4)	$81.4	$1.3	$82.7

OPERATING MARGIN
Fragrances	10.7%		10.7%		10.8%
Color Cosmetics	10.6%		10.6%		10.7%
Skin & Body Care	<(100%)		(6.2%)		(5.8%)
Corporate	N/A		N/A		N/A
Total	(27.0%)		8.1%		8.2%

	Three Months Ended March 31, 2013
	Reported		Adjusted
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)
OPERATING INCOME (LOSS)
Fragrances	$55.5	$0.0	$55.5
Color Cosmetics	50.4	0.0	50.4
Skin & Body Care	(2.2)	0.0	(2.2)
Corporate	(73.6)	(73.6)	0.0
Total	$30.1	$(73.6)	$103.7

OPERATING MARGIN
Fragrances	11.4%		11.4%
Color Cosmetics	13.7%		13.7%
Skin & Body Care	(1.5%)		(1.5%)
Corporate	N/A		N/A
Total	3.0%		10.4%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

Page 16 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

	Nine Months Ended March 31, 2014
					Adjusted
				Foreign	Results at
	Reported		Adjusted	Currency	Constant
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)	Translation	Currency
OPERATING INCOME (LOSS)
Fragrances	$350.6	$0.0	$350.6	$1.1	$351.7
Color Cosmetics	107.2	0.0	107.2	2.1	109.3
Skin & Body Care	(323.9)	(316.9)	(7.0)	0.5	(6.5)
Corporate	(96.8)	(96.8)	0.0	0.0	0.0
Total	$37.1	$(413.7)	$450.8	$3.7	$454.5

OPERATING MARGIN
Fragrances	17.5%		17.5%		17.6%
Color Cosmetics	10.8%		10.8%		11.0%
Skin & Body Care	(62.8%)		(1.4%)		(1.3%)
Corporate	N/A		N/A		N/A
Total	1.1%		12.8%		13.0%

	Nine Months Ended March 31, 2013
	Reported		Adjusted
(in millions)	(GAAP)	Adjustments(a)	(Non-GAAP)
OPERATING INCOME (LOSS)
Fragrances	$350.3	$0.0	$350.3
Color Cosmetics	180.7	0.0	180.7
Skin & Body Care	(3.6)	0.0	(3.6)
Corporate	(109.1)	(109.1)	0.0
Total	$418.3	$(109.1)	$527.4

OPERATING MARGIN
Fragrances	17.5%		17.5%
Color Cosmetics	16.7%		16.7%
Skin & Body Care	(0.7%)		(0.7%)
Corporate	N/A		N/A
Total	11.7%		14.7%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

Page 17 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
(in millions, except per share data)	2014	2013	2014	2013

Net revenues	$1,008.7	$997.7	$3,510.1	$3,590.3
Cost of sales	395.6	382.6	1,416.9	1,421.9
as % of Net revenues	39.2%	38.3%	40.4%	39.6%
Gross profit	613.1	615.1	2,093.2	2,168.4
Gross margin	60.8%	61.7%	59.6%	60.4%
Selling, general and administrative expenses	543.2	560.1	1,662.6	1,698.4
as % of Net revenues	53.8%	56.2%	47.4%	47.3%
Amortization expense	21.1	22.2	66.4	66.4
Restructuring costs	3.9	2.7	10.2	3.1
Asset impairment charges	316.9	—	316.9	1.5
Gain on sale of assets	—	—	—	(19.3)
Operating income	(272.0)	30.1	37.1	418.3
as % of Net revenues	-27.0%	3.0%	1.1%	11.7%
Interest expense, net	17.3	20.2	51.4	55.5
Other income	(2.1)	(0.2)	(2.3)	(0.6)
Income before income taxes	(287.2)	10.1	(12.0)	363.4
as % of Net revenues	-28.5%	1.0%	-0.3%	10.1%
Provision for income taxes	(40.5)	(19.8)	39.4	105.3
Net income	(246.7)	29.9	(51.4)	258.1
as % of Net revenues	-24.5%	3.0%	-1.5%	7.2%
Net income attributable to noncontrolling interests	3.4	3.8	14.5	12.8
Net income attributable to redeemable noncontrolling interests	3.2	5.7	11.4	15.0
Net income attributable to Coty Inc.	$(253.3)	$20.4	$(77.3)	$230.3
as % of Net revenues	-25.1%	2.0%	-2.2%	6.4%
Net income attributable to Coty Inc. per common share:
Basic	$(0.66)	$0.05	$(0.20)	$0.60
Diluted	(0.66)	0.05	$(0.20)	0.58
Weighted-average common shares outstanding:
Basic	384.0	382.8	384.1	381.2
Diluted	384.0	396.7	384.1	396.7

Page 18 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS BALANCE SHEETS

	March 31,	June 30,
(in millions)	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,147.2	$920.4
Trade receivables—less allowances of $17.8 and $14.5, respectively	664.8	622.7
Inventories	588.9	608.2
Prepaid expenses and other current assets	221.4	191.2
Deferred income taxes	74.7	74.4
Total current assets	2,697.0	2,416.9
Property and equipment, net	526.9	500.7
Goodwill	1,343.3	1,543.2
Other intangible assets, net	1,857.4	1,956.6
Deferred income taxes	10.4	9.2
Other noncurrent assets	73.0	43.4
TOTAL ASSETS	$6,508.0	$6,470.0
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$717.2	$711.7
Accrued expenses and other current liabilities	707.1	671.1
Short-term debt and current portion of long-term debt	10.0	40.1
Income and other taxes payable	66.3	34.8
Deferred income taxes	5.8	5.5
Total current liabilities	1,506.4	1,463.2
Long-term debt	2,735.1	2,590.1
Pension and post-employment benefits	245.9	241.3
Deferred income taxes	311.2	320.0
Other noncurrent liabilities	206.1	239.9
Total liabilities	5,004.7	4,854.5
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	102.9	105.8
EQUITY:
Common stock	3.8	3.8
Additional paid-in capital	1,915.3	1,943.9
Accumulated deficit	(406.3)	(329.0)
Accumulated other comprehensive loss	(60.0)	(118.6)
Treasury stock	(74.0)	(6.1)
Total Coty Inc. stockholders’ equity	1,378.8	1,494.0
Noncontrolling interests	21.6	15.7
Total equity	1,400.4	1,509.7
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,508.0	$6,470.0

Page 19 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	March 31,
(in millions)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(51.4)	$258.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	188.2	190.9
Asset impairment charges	316.9	1.5
Deferred income taxes	(20.0)	(6.4)
Provision for bad debts	3.6	2.2
Provision for pension and other post-employment benefits	13.9	13.2
Share-based compensation	35.7	106.7
Gain on sale of asset	—	(19.3)
Other	15.5	(1.0)
Change in operating assets and liabilities:
Trade receivables	(33.4)	(32.2)
Inventories	33.9	47.6
Prepaid expenses and other current assets	(28.7)	26.0
Accounts payable	3.1	(134.3)
Accrued expenses and other current liabilities	14.3	(115.5)
Tax accruals	(5.1)	38.1
Other noncurrent assets	(32.1)	1.2
Other noncurrent liabilities	(11.3)	(14.3)
Net cash provided by (used in) operating activities	443.1	362.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(165.2)	(153.5)
Payments for business combinations, net of cash acquired	(29.5)	(26.2)
Additions of goodwill	(30.0)	(30.0)
Proceeds from sale of asset	0.4	25.0
Net cash used in investing activities	(224.3)	(184.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt, original maturity more than three months	21.9	32.0
Repayments of short-term debt, original maturity more than three months	(42.4)	(44.8)
Net proceeds from (repayments of) short-term debt	(11.4)	(2.9)
Proceeds from revolving loan facilities	588.5	911.5
Repayments of revolving loan facilities	(442.5)	(730.0)
Repayments of term loans	—	(93.8)
Dividend payment	(76.9)	(57.4)
Net proceeds from issuance of Common Stock	12.2	4.7
Payments for repurchase of Common Stock	(67.9)	(1.4)
Net (payments) proceeds from foreign currency contracts	4.1	(1.1)
Payment for business combination—contingent consideration	(1.1)	—
Proceeds from mandatorily redeemable noncontrolling interests	3.8	—
Proceeds from noncontrolling interests	—	1.7
Distributions to noncontrolling interests	(8.4)	(8.6)
Purchase of additional noncontrolling interests	(4.4)
Distributions to redeemable noncontrolling interests	(7.6)	(13.5)
Payment of deferred financing fees	(0.5)	—
Net cash (used in) provided by financing activities	(32.6)	(3.6)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	40.6	(0.7)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	226.8	173.5
CASH AND CASH EQUIVALENTS—Beginning of period	920.4	609.4

CASH AND CASH EQUIVALENTS—End of period	$1,147.2	$782.9

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid during the year for interest	40.5	$48.3
Cash paid during the year for income taxes	59.3	66.7
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES
Accrued capital expenditure additions	32.9	$18.7

Page 20 of 20 – Coty Inc. Reports Third Quarter Fiscal 2014 Results